Exhibit 10.36

TECHNOLOGY ASSIGNMENT AGREEMENT

TECHNOLOGY ASSIGNMENT AGREEMENT entered into as of the 27th day of August, 2003, between MedicalCV, Inc., a Delaware Corporation (“Company”) and LightWave Ablation Systems, Inc., a North Carolina Corporation (“LightWave”), Gregory Brucker (“Brucker”) and Robert Svenson, M.D. (“Svenson”).

A.                                   The parties hereto have entered into a Technology Purchase Agreement dated August 27, 2003 (the “TPA”), providing, among other things, for the transfer to the Company of the technology defined below (the “Technology”).

B.                                     Brucker and Svenson are inventors of the device described by the Technology, a catheter/probe used for purposes for delivering laser energy to the epicardial surface of the heart for treatment of atrial fibrillation (the “Device”), aspects of which have been disclosed by LightWave to the Company in a draft of a provisional patent application attached as Exhibit A to the TPA.

C.                                     Brucker and Svenson are shareholders of LightWave and will benefit from the TPA.

D.                                    This Assignment assigns to the Company all of the interests of LightWave, Brucker and Svenson in the Technology.

NOW, THEREFORE, in consideration of the premises and for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.                                       Assignment.                               LightWave, Brucker and Svenson (hereinafter the “Assignors”) hereby assign to the Company exclusively throughout the world all right, title and interest (whether or not now existing) in and to (i) the Device and all other subject matter referred to in the Technology as defined herein; (ii) all precursors, portions and work in progress with respect thereto and all inventions, technology, information, designs, know-how, materials, prototypes and tools relating thereto or to the development, production, use, support or maintenance thereof and (iii) any and all inventions embodied in or by the Techology and (iv) any and all patent rights, trade secret rights, authorship rights, sui generis and database right and other intellectual property rights for the Device, Technology and inventions embodied therein or thereby and all business, contract rights and goodwill in, incorporated or embodied in, used to develop or produce or use, or relate it to any of the foregoing.

2.                                       Definitions.                                 The definition and scope of the term “Technology” and all other all other capitalized terms not defined herein, shall be as set forth in the TPA, a copy of which is incorporated herein by reference.

3.                                       Consideration.              The consideration for this Technology Assignment Agreement is the consideration paid and payable by the Company to LightWave pursuant to the terms of the TPA.

4.                                       Further Assurances.                                   Assignors agree to assist the Company in every proper way to evidence, record, and perfect the assignment set forth in Section 1 hereof and to apply for or obtain recordation of and from time to time secure, enforce, maintain and defend the assigned rights.  If the Company is unable for any reason to secure Assignors’ signature to any document requested by the Company pursuant to this Section, Assignors irrevocably designate and appoint the Company and its duly authorized officers and agents as assignors’ agents and attorneys-in-fact, coupled with an interest and with full power of substitution, to act for and on Assignors’ behalf and instead of Assignors, to execute and file any such document or documents and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Assignors.  To the extent allowed by law, the assignment set forth in Section 1 includes all rights of integrity, paternity, disclosure, and withdrawal and any other rights that may be known as or referred to as “moral rights,” or the like, and to the extent Assignors retain any such moral rights under applicable law, Assignors ratify and consent to, and provide all necessary ratifications of and consents to any action that might be taken with respect to such rights by, or authorized by, the Company; and Assignors will not assert any moral rights with respect thereto.  Assignors will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

5.                                       Confidential Information.          Assignors will not use or disclose anything assigned to the Company hereunder or any other technical or business information or plans of the Company without the prior written consent of the Company and agree to preserve the confidentiality of the intellectual property except to the extent Assignors (i) can document that it is generally available (through no fault of Assignors, or any of them) for use in disclosure by the public without charge, license or restriction, or (ii) are permitted to use or disclose such information or plans pursuant to the terms of the TPA or agreements or instruments delivered therewith or pursuant thereto.  The terms of this Agreement are confidential to the Company and no press release or other written disclosure or oral disclosure of any nature regarding the terms of this Agreement shall be made by Assignors with out the Company’s prior written approval.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Signed: MedicalCV, Inc.

By:	/s/ Blair P. Mowery
Blair P. Mowery,
Chief Executive Officer

LightWave Ablation Systems, Inc.

By:	/s/ Gregory Brucker
Gregory Brucker, President

/s/ Gregory Brucker
Gregory Brucker

/s/ Robert Svenson, M.D.
Robert Svenson, M.D.